AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This Amendment to Investment Advisory Agreement (the “Amendment”) is made and entered into as of March 20, 2026 between RBC Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and RBC Global Asset Management (U.S.) Inc., a Minnesota corporation (the “Adviser”).

WHEREAS, the Trust and the Adviser previously entered into that certain Investment Advisory Agreement, dated as of November 1, 2021 (the “Agreement”); and

WHEREAS, the Trust and the Adviser wish to amend the Agreement to reflect the addition of RBC BlueBay Credit Opportunities Fund.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Exhibit A of the Agreement shall be replaced in its entirety with the updated Exhibit A attached hereto.

2.

The Agreement, as modified herein, shall continue in full force and effect, and nothing herein shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC FUNDS TRUST

By: /s/ Kathleen Hegna
Name: Kathleen Hegna
Title: Chief Financial Officer and Treasurer

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By: /s/ Brandon Lew
Name: Brandon Lew
Title: President and Chief Financial Officer

EXHIBIT A

Name of Fund	Annual Fee Rate	Effective Date	Initial Term Through*
RBC BlueBay Access Capital Community Investment Fund	0.35%	November 1, 2021	October 31, 2023

RBC BlueBay Core Plus Bond Fund	0.35%	November 1, 2021	October 31, 2023

RBC BlueBay Credit Opportunities Fund	0.55%	March 30, 2026	March 29, 2028

RBC BlueBay Strategic Income Fund	0.53%	November 1, 2021	October 31, 2023

RBC China Equity Fund	0.80%	April 4, 2022	April 3, 2024

RBC Emerging Markets ex-China Equity Fund	0.80%	December 14, 2022	December 13, 2024

RBC BlueBay Impact Bond Fund	0.35%	November 1, 2021	October 31, 2023

RBC International Equity Fund	0.69%	December 14, 2022	December 13, 2024

RBC International Small Cap Equity Fund	0.89%	December 14, 2022	December 13, 2024

RBC BlueBay Short Duration Fixed Income Fund	0.30%	November 1, 2021	October 31, 2023

RBC BlueBay Ultra-Short Fixed Income Fund	0.23%	November 1, 2021	October 31, 2023

RBC BlueBay U.S. Government Money Market Fund	0.10%	November 1, 2021	October 31, 2023

•	After the Initial Term, the Agreement may continue in effect for successive one-year terms as provided in Section 7.